Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2016, relating to the consolidated financial statements of Rennova Health, Inc., which appears in Rennova Health, Inc.’s Annual Form 10-K for the year ended December 31, 2015.

/s/ Green & Company, CPAs

Temple Terrace, FL

April 25, 2016